Exhibit 10.6

SHOPPING CENTER PURCHASE AGREEMENT

(SNOW VIEW PLAZA, PARMA, OHIO)

THIS SHOPPING CENTER PURCHASE AGREEMENT (“Agreement”) is made as of the Effective Date (as defined below) by and between EIG SNOW VIEW PLAZA, LLC (“Seller”), and PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Purchaser”).

RECITALS

A. Seller owns certain real property and the shopping center known as Snow View Plaza and the other improvements thereon located in Parma, Ohio, as described on Exhibit A attached hereto, together with all appurtenant hereditaments, tenements, easements, rights, leases, rents, profits and issues (collectively, the “Property”).

B. Seller has agreed to sell and Purchaser has agreed to purchase the Property in accordance with and subject to the terms and conditions of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

1.	BASIC PROVISIONS

The following words and phrases are defined for subsequent use in this Agreement:

1.1. Broker. Mid-America Real Estate.

1.2. Closing. The consummation of the transaction contemplated by this Agreement (“Closing”) shall occur, if at all, on a date designated by Purchaser on not less than five days notice, but no earlier than December 15, 2010 and no later than December 21, 2010, provided that all Conditions (defined below) have been satisfied or waived in writing by Purchaser, and which shall occur at or through the offices of the Title Company (defined below).

1.3. Commitment. A commitment for an ALTA Form B (if available) owner’s policy of title insurance with respect to the Property in the amount of the Purchase Price committing the Title Company to insure Purchaser as the fee simple owner of the Property and otherwise in form approved by Purchaser pursuant to Section 3.8 hereof.

1.4. Conditions. The conditions precedent to Purchaser’s obligation to purchase the Property, which conditions are as follows:

(i) Physical/Financial Review Condition. Purchaser’s satisfaction in its sole and absolute discretion, with all physical aspects of the Property, including, but not limited to, its environmental condition, structural condition, the condition of the roof and the HVAC system and the condition of all parking, drive, walkway and landscaped areas and off-site improvements, if any, appurtenant thereto and Purchaser’s satisfaction, in its sole and absolute discretion, with the revenue generated or to be generated from the Property and the expenses incurred and to be incurred in the operation and maintenance of the Property;

(ii) Title Condition. Purchaser’s satisfaction with the state of title to the Property, in accordance with Section 3.7 below; and

(iii) Estoppel Condition. Seller providing to Purchaser estoppel letters from tenant Giant Eagle and estoppel letters from the tenants under the Leases of 75% or more of the remaining leased gross leasable area at the Property (excluding Blockbuster) on the forms substantially as attached hereto as Exhibit F and incorporated herein by reference (or the forms otherwise required or permitted under the applicable tenant Leases), which estoppel letters shall be dated no earlier than 45 days prior to Closing and which, as to the Giant Eagle Lease, shall not disclose any alleged material defaults under the such Lease or any material discrepancies between such Lease and the matters set forth on the Rent Roll (defined below), and, with respect to all other Leases, which shall not disclose any alleged material defaults under the applicable Leases or material discrepancies with the Leases as it relates to the rental reserved thereunder, the expiration dates of the terms thereof and the gross leased area reserved in the Leases; and Seller providing a subordination, non-disturbance and attornment agreement from tenant Giant Eagle in the form required or permitted under the Giant Eagle Lease.

(iv) Hong Kong Buffet and Humana Lease Condition. Payment by Seller of all tenant improvement costs, tenant allowances, free rent and leasing commissions owing by Seller in connection with the execution and delivery of Leases with Hong Kong Buffet and Humana and delivery of reasonable supporting documentation thereof to Purchaser (or, in the alternative, the establishment of an escrow at Closing as provided for in Section 3.7 below), and the commencement of the payment of rent and other payments by Hong Kong Buffet and Humana under their applicable Leases.

1.5. Contracts. All service and/or materials providers (excluding Seller’s property management agreement, which agreement will be terminated at Closing), which contracts relate to the operation and maintenance of the Property and all of which are identified on Exhibit B attached hereto and incorporated herein by reference.

1.6. Deposit. $150,000.00 upon execution of the Purchase and Sale Agreement; plus an additional $150,000 at the end of the Inspection Period to the extent Purchase has timely notified Seller of its satisfaction with the Physical/Financial Review Condition, for a total of $300,000.

1.7. Effective Date. The date on which Purchaser receives from Seller one fully executed copy of this Agreement, as such date is indicated below.

1.8. Inspection Period. The period commencing on the Effective Date and concluding at 11:59 p.m. eastern time 35 days thereafter.

1.9. Lease or Leases. As the context dictates, individually or collectively, a lease, license, or other written permission to occupy the Property, true, accurate and complete copies of which shall be delivered to Purchaser, if not sooner, together with Seller’s Documents.

1.10. Major Tenant. Riser Food Company.

1.11. Material Adverse Change. The Major Tenant ceases operating at the Property or terminates its lease and/or the announcement by such Major Tenant that it shall be closing its store from the Property, that it intends to close its store from the Property and/or that it has or intends to file for bankruptcy protection from its creditors.

1.12. Permitted Exceptions. (i) The encumbrances or exceptions to title (other than any such encumbrances securing Seller’s financing, which encumbrances shall be paid and discharged by Seller at or prior to Closing), or disclosed on a survey of the Property, and all governmental laws, codes, ordinances and restrictions now or hereafter in effect in so far as they affect the Property, to which Purchaser does not timely object pursuant to Section 3.8 hereof or, having objected, Purchaser waives or is deemed or have waived pursuant to the same; and (ii) the lien of real property taxes and assessments (other than assessments, if any, related to the initial development of the Property, which assessments shall, if not paid as of the Effective Date, be paid by Seller in their entirety at or prior to Closing) for the current and subsequent years, not yet due and payable.

1.13. Personal Property. Those items, if any, listed on Exhibit C attached hereto and incorporated herein by reference, located upon the Property and/or used in connection therewith and owned by Seller.

1.14. Purchase Price. $12,300,000.00.

1.15. Rent Roll. The rent roll attached hereto as Exhibit D and incorporated herein by reference.

1.16. Representations. The representations and warranties as set forth in Section 6 below.

1.17. Seller Debts. Seller Debts are the debts, liabilities, taxes, obligations and claims for which Seller alone is liable and shall include (a) all payments and benefits to past and/or present employees of Seller in connection with the business being conducted on or from the Property as may have accrued through Closing, (including, but not limited to, salaries, wages, commissions, bonuses, vacation pay, health and welfare contributions, pensions, profit sharing, severance or termination pay, or any other form of compensation or fringe benefit), (b) obligations of Seller under any Leases or occupancy agreements accruing prior to Closing, unless specifically assumed by Purchaser, and (c) obligations of Seller under the Contracts not assumed by Purchaser, but shall exclude and such debts, liabilities, taxes, obligations and claims associated with the physical condition of the Property.

1.18. Seller’s Documents. All of the documents and other instruments listed on Exhibit E attached hereto and incorporated herein by reference in Seller’s possession or in the possession of Seller’s property manager.

1.19. Title Company. Chicago Title Insurance Company, Pittsburgh, PA

2.	PURCHASE AND SALE; DEPOSIT

Subject to the terms and conditions herein, Seller agrees to sell and Purchaser agrees to purchase the Property for the Purchase Price. Within five business days after the Effective Date, Purchaser shall deposit the Deposit in escrow with the Title Company. In the event of Closing, the Deposit shall be delivered to Seller and shall be applied as a credit against the Purchase Price. The Deposit shall be held in an interest bearing account with a federally insured financial institution reasonably acceptable to Purchaser and all interest earned thereon shall be deemed to be a portion of the Deposit. If this Agreement is terminated, the Deposit shall be refunded to Purchaser or delivered to Seller as provided for below.

3.	INSPECTION OF PROPERTY; CONDITIONS.

3.1. Purchaser’s obligation to purchase the Property is expressly conditioned upon the satisfaction of or waiver by Purchaser of each of the Conditions set forth in Section 1.4. Purchaser shall pay all costs associated with the Conditions, except that Seller shall pay fifty percent (50%) of the premiums for the owner’s policy of title insurance to be issued pursuant to the Commitment, excluding costs associated with the deletion of the “standard exceptions” thereto or any kind of extended coverage or endorsements thereto (other than endorsements curing a Purchaser title objection, Seller paying 100%

of the cost of the same, if any, it being understood that Seller has no obligation to cure any title objections raised by Purchaser) and the costs, if any, incurred by Seller in satisfying the Estoppel Condition.

3.2. On or before Friday, August 27, 2010, Seller shall deliver to Purchaser true, accurate and complete copies (to the best of Seller’s knowledge) of all of Seller’s Documents. Immediately after the Effective Date, Purchaser shall order the Commitment and legible copies of all documents noted therein as exceptions to Seller’s title to the Property. Seller shall make all of its documents, books, records and other information related to the Property, however stored or maintained, available to Purchaser for Purchaser’s review at Seller’s offices.

3.3. During the Inspection Period Purchaser may make such investigations, as qualified herein, as it shall deem relevant in order to satisfy the Conditions, all at Purchaser’s own expense. Such investigations may be conducted by Purchaser or its designees, including lawyers, engineers, accountants, architects, agents or employees. For the duration of this Agreement, Purchaser and its designees have the right and license to enter upon the Property during normal business hours and upon reasonable notice to Seller or its designated agents, and to conduct such tests, studies, audits and investigations thereon as Purchaser shall reasonably desire, provided, that all information derived from such studies and inspections shall be used only for the purposes intended herein, Purchaser shall use good faith efforts to maintain the confidentiality of such information and if Purchaser subsequently elects to terminate this Agreement, then provided that Seller is not in default hereunder, Purchaser shall return to Seller all information received from Seller or third parties with regard to the Property. Notwithstanding the forgoing, Purchaser (a) will carry not less than One Million Dollars ($1,000,000) comprehensive general liability insurance with a contractual liability endorsement which insures Purchaser’s indemnity obligations hereunder, and upon request of Seller, will provide Seller with written evidence of same, (b) will not reveal to any third party not approved by Seller other than Purchaser’s members, attorneys, lenders, representatives, agents or contractors the results of its inspections unless legally compelled to do so (by deposition, interrogatory, request for documents, subpoena, civil investigation or demand or similar process or by law, rule or regulation or in connection with any action, suit or proceeding to enforce the terms hereof). Purchaser shall indemnify Seller against any loss, liability, or expense resulting from Purchaser’s entry upon the Property, and Purchaser represents and warrants that, in making any physical or environmental inspections at the Property, Purchaser or Purchaser’s agents shall not conduct or allow any physically invasive or intrusive testing of, on or under the property (excluding a so-called “Phase I Environmental Site Assessment”) including soil borings, without first obtaining Seller’s written consent and, upon request of Seller, entering into a more formal access agreement in a form reasonably acceptable to Seller and Purchaser . Purchaser shall restore any damage caused by Purchaser’s entry upon the Property to substantially the condition existing immediately prior to such entry. The provisions of the foregoing sentence shall survive the termination of this Agreement. Purchaser shall give Seller reasonable prior notice of its intention to conduct any inspections, and Seller reserves the right to have a representative present. The confidentiality, insurance, indemnity and restoration provisions of this Section 3.3 shall expressly survive Closing or the earlier termination hereof.

3.4. Purchaser shall have the right at any time prior to the end of the Inspection Period to terminate this Agreement, for any reason or no reason at all, upon written notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder, except pursuant to Section 3.3 or as otherwise expressly set forth herein.

3.5. If Purchaser notifies Seller in writing prior to the end of the Inspection Period that Purchaser is satisfied with or waives satisfaction of the Physical/Financial Review Condition, the parties shall proceed to Closing, subject to satisfaction or waiver of the Title Condition, the Estoppel Condition and the Hong Kong Buffet and Human Lease Condition. If such notice is not given, (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder, except pursuant to Section 3.3 or as otherwise expressly set forth herein.

3.6. Seller shall use commercially reasonable efforts to assist in the satisfaction of the Estoppel Condition. With respect to any matter alleged in any tenant estoppel letter received which would cause the Estoppel Condition not to be satisfied, Seller shall be given a reasonable opportunity prior to Closing to work with the tenant making the allegation to cure the same and to obtain an estoppel letter from such tenant that shall omit such allegation. In the event the Estoppel Condition has not been satisfied on or before five (5) days prior to Closing, Purchaser shall have the right to terminate this Agreement upon notice to Seller. Notwithstanding the foregoing, Purchaser shall have the right but not the obligation to seek to satisfy the Estoppel Condition for and on behalf of Seller and Seller shall cooperate with Purchaser in connection therewith. In the event that Purchaser so chooses but is unable to satisfy the Estoppel Condition on or before the date set for Closing, then Purchaser shall have the right to terminate this Agreement, upon notice to Seller. If Purchaser terminates the Agreement pursuant to this paragraph, the Deposit shall be returned to Purchaser and neither party shall have any further liability or obligation hereunder except pursuant to Section 3.3.

3.7. Seller shall use commercially reasonable efforts to satisfy the Hong Kong Buffet and Humana Lease Condition on or prior to Closing. In the event such Condition shall not have satisfied on or prior to Closing, at Closing, Seller shall escrow with the Title Company 125% of the remaining amounts of tenant improvement costs, tenant allowances, free rent and leasing commissions then owing by Seller to such tenants and/or third parties. Subsequent to Closing, as and when due, Purchaser shall have the right to draw on such escrow as necessary to pay any of the remaining amounts of tenant improvement costs, tenant allowances, free rent and leasing commissions then owing by Seller to such tenants and/or third parties. Any amounts remaining in such escrow upon payment of the last of such tenant improvement costs, tenant allowances, free rent and leasing commissions shall promptly be refunded to Seller.

3.8. Purchaser, at its sole cost and expense, shall have the right to obtain a survey of the Property. Purchaser shall have the right, on or before the date 10 days prior to the expiration of the Inspection Period, to notify Seller of any objections to the state of title to the Property and/or objections to items shown on such survey, which objections shall be matters that materially and adversely affect title to the Property or Purchaser’s intended use of the Property. Without an obligation to do so, Seller may opt to remedy any such objections and shall have five days from its receipt of any such notice to notify Purchaser of its proposed cure for each objection and to provide Purchaser with a revised Commitment evidencing that such objections have been remedied and/or insured over in a manner satisfactory to Purchaser in its sole discretion. If there are any liens or encumbrances against the Property securing liquidated amounts, Seller shall pay and discharge the same at or before Closing. If Seller fails to (or chooses not to) timely provide such notice and/or such Commitment, Purchaser shall have the right: (a) to accept such objections as Permitted Exceptions to title to the Property, or (b) to terminate this Agreement upon notice to Seller on or before the expiration of the Inspection Period, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder except pursuant to Section 3.3 or as otherwise expressly set forth herein.

4.	CURRENT OPERATIONS

4.1. Until the Closing or earlier termination of this Agreement, Seller shall not (i) enter into, modify, or terminate any lease, agreement and/or contract affecting the Property, (ii) permit any Lease to terminate or be terminated, or (iii) apply any tenant’s security deposit, without Purchaser’s consent, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Inspection Period and thereafter which may be granted or denied in the exercise of Purchaser’s sole discretion. Seller represents and warrants that no commissions or other fees are payable to any person or entity on the rentals collected or to be collected under the Leases.

4.2. Until the Closing or earlier termination of this Agreement, Seller shall conduct the business of the Property in the ordinary course as Seller has historically conducted such business, and will not: (i) transfer or convey the Property or any interest in majority Seller, or enter into any agreement to do so; (ii) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller’s ability to comply with this Agreement; (iii) enter into any contracts or commitments (except in the ordinary course of business) regarding the Property; (iv) fail to maintain and repair the Property in at least the manner that Seller has done previously; (v) reduce Seller’s existing policies of public liability and hazard and extended coverage insurance insuring the Property; (vi) fail to notify Purchaser promptly with any notices of violation of laws or municipal ordinances, regulations, orders or requirements of departments of housing, building, fire, labor, health, or other state, city or municipal departments or other governmental authorities having jurisdiction against or affecting the Property or the use or operation thereof; and/or (vii) terminate any tax appeals, condemnation awards proceedings, insurance settlement negotiations or proceedings, zoning changes, public roadway and/or traffic realignment negotiations with public authorities or the like, and/or storm water management agreements, and the like benefiting the Property, without Purchaser’s consent, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Inspection Period and thereafter which may be granted or denied in the exercise of Purchaser’s sole discretion.

4.3. Current Communications. Seller shall promptly deliver to Purchaser copies of any written notices (including notices received or sent via e-mail if notices under the applicable Lease or agreement permit notices to be given via e-mail) sent by Seller to, or received by Seller from, any tenants of the Property or service or materials providers to the Property sent or received from and after the Effective Date up through the Closing. Further, Seller agrees to provide notice to Purchaser of any action taken by Seller prior to the expiration of the Inspection Period that is prohibited after such time pursuant to Sections 4.1 and 4.2 above.

5.	CLOSING.

5.1. Condition to Closing. The Closing shall occur on the date set for Closing in Section 1.2 above. Notwithstanding anything herein contained to the contrary, in the event that there has been a Material Adverse Change during the period between the date Purchaser notified Seller of its satisfaction with the Physical/Financial Review Condition and the date of Closing, Purchaser shall have the right, upon notice thereof to Seller on or prior to the earlier of 10 days after learning of such Material Adverse Change or the Closing date, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

5.2. Purchaser’s Deliveries. At the Closing, Purchaser shall cause to be delivered to Seller, via federal wire transfer of funds the Purchase Price, as adjusted by the adjustments set forth below. Purchaser shall assume all of the landlord’s obligations under the Leases, and Seller shall indemnify, defend and hold Purchaser harmless of and from any loss, cost, liability or expense incurred by Purchaser on account of any oral or side agreements between a tenant and Seller not disclosed to Purchaser. Purchaser shall not assume any obligations under the Leases for claims or suits of tenants asserted arising from the conduct of Seller or from events occurring prior to the Closing. Purchaser shall have no liability with respect to any breach by Seller of Seller’s statutory obligations regarding security deposits of tenants of the Property and Seller shall indemnify, defend, and hold Purchaser harmless from all loss, cost, and expense in connection therewith.

5.3. Seller’s Deliveries. At the Closing (or as otherwise indicated below), Seller shall execute and/or deliver to Purchaser the following:

(i) A limited warranty deed conveying marketable title to the Property, subject only to the Permitted Exceptions, to Purchaser, and any required real estate transfer tax/documentary/deed tax affidavits and applications

(ii) An assignment of the Leases and other occupancy agreements and all rents due and to become due thereunder with respect to the Property provided, however, that such assignment shall not impose any liability on Purchaser for any default of Seller under the Leases. Seller shall in such assignment indemnify, agree to defend and hold Purchaser harmless from any liability of any kind or nature that shall have accrued under the Leases prior to Closing, and Purchaser shall provide similar reciprocal indemnitees.

(iii) A bill of sale and assignment covering all of the Personal Property, warranties (specifically including the roof warranty, if any), all intangible rights associated with the Property and all claims, guaranties, warranties, indemnifications and all other rights, if any, which Seller may have against suppliers, laborers, materialmen, contractors or subcontractors arising out of the Property and such bill of sale shall warrant title to such Personal Property.

(iv)(Intentionally omitted).

(v) An affidavit stating that the Rent Roll attached to this Agreement as an exhibit is, to the best of Seller’s knowledge as of Closing, true, accurate and complete or, if applicable, noting any differences between such Rent Roll and the then current state of facts with respect to the matters set forth on the Rent Roll.

(vi) An affidavit stating that Seller is not a “Foreign Person” within the meaning of Internal Revenue Code Section 1445(f)(3) or Purchaser shall be entitled to withhold appropriate amounts as required by the Internal Revenue Code.

(vii) Exclusive possession of the Property to Purchaser, subject only to the Permitted Exceptions and the tenants under the Leases.

(viii) Evidence that all Contracts have been terminated as of the Closing.

(ix) On or before five business days after Closing, Seller shall deliver to Purchaser’s offices at 11501 Northlake Drive, Cincinnati, Ohio 45249, Attention Director of Lease Administration, all original Leases, lease files, correspondence files and other books and records, keys to all leased premises, security codes, if any, and maintenance agreements (e.g., HVAC maintenance agreement) relating solely to the Property in Seller’s and/or its property and/or asset manager’s possession.

(x) All existing plans and specifications in Seller’s possession or control relating to the improvements located upon the Property; all licenses and certificates of occupancy or such other comparable certificates or documents issued by the appropriate governmental authorities with respect to the Property or any part thereof.

(xi) A notice to all tenants of the Property of the change of ownership of the Property and directing that rental and all other payments to be made by such tenants under their Leases shall thereafter be paid to Purchaser at an address to be designated by Purchaser in such notice.

5.4. Closing Statement. Seller and Purchaser shall execute and deliver to each other a Closing Statement showing the amounts by which the Purchase Price shall have been adjusted, such adjustments to be made as of the date of Closing, as follows:

(i) Taxes and assessments, special and otherwise, which are a lien against the Property and which are due and payable as of the date of Closing shall be paid (or caused to be paid) by Seller at or prior to Closing. All other liens for real estate taxes which encumber the Property as of Closing but which are not yet due and payable, shall be prorated by the parties such that Seller shall be responsible for those real estate taxes and assessments attributable to its period of ownership and Purchaser shall be responsible for taxes and assessments attributable to its period of ownership. As such, inasmuch as taxes and assessments are billed in arrears in Ohio, Purchaser shall receive a credit at Closing in an amount corresponding to the number of days of Seller’s ownership of the Property covered by the next succeeding tax bills.

(ii) Premiums for the title insurance policy to be issued to Purchaser pursuant to the Commitment shall be split in accordance with Section 3.1 above.

(iii) Seller shall pay all real estate transfer taxes and documentary stamps.

(iv) Seller shall deliver to Purchaser (or Purchaser shall receive a credit against the Purchase Price in the amount of) all unapplied security deposits provided for under the Leases.

(v) Seller shall pay all water, sewer, and utility charges, common area maintenance charges, and other operating expenditures through Closing, and receive a credit for any such charges applicable so paid which are applicable to periods after the Closing. If final readings have not been taken, estimated charges based on the most recent statements received shall be prorated between the parties, and post-closing adjustments shall be made when the actual billings are received or an escrow shall be established to provide for payment of utility and other maintenance payables.

(vi) Tenant rentals (excluding additional rents/reimbursables) received by Seller prior to Closing shall be prorated between the parties with rentals from and after the date of Closing allocated to Purchaser. If and when Purchaser receives any past due rents or other charges owing with respect to periods before the Closing date, Purchaser shall be entitled to apply such sums to then current and additional rent, and shall remit any excess sums allocable to periods prior to the date of Closing to Seller; provided, that any payment specifically and reasonably identifiable as payments for rents attributable to Seller’s period of ownership shall be remitted to Seller. Purchaser shall have no obligation to pursue collection of any delinquent amounts owing as of Closing to Seller from any of the tenants of the Property but shall cooperate with Seller in connection with any collection efforts by Seller. Seller shall not disturb any tenant’s tenancy interest in the Property in the event Seller elects to pursue subsequent to Closing collection of any such delinquent amounts owed to Seller from one or more tenants.

(vii) With respect to reimbursables or reimbursements paid or payable by tenants to landlord under the Leases for common area maintenance, taxes and/or insurance, the same shall be reconciled subsequent to Closing after year end 2010 in accordance with the terms of the Leases. Seller shall provide to Purchaser all information which may be required to perform a reconciliation of such reimbursables or reimbursements and actual expenses as soon as possible during the Inspection Period and then again after Closing. If such reconciliation shows that the amount collected (or to be collected) during Seller’s ownership period exceeds expenses incurred (or to be incurred) during the same period, then Seller shall pay to Purchaser within 15 days after notice from Purchaser (with reasonable supporting documentation) the excess amount and Purchaser shall be responsible for refunding the same to the tenants as called for under their Leases. If such reconciliation shows that the amount collected during Seller’s ownership period was less than the expenses incurred during the same period, then Purchaser shall seek the collection thereof from the applicable tenants subsequent to Closing on Seller’s behalf. Notwithstanding the foregoing, Seller shall be entitled to a credit in the amount of tax reimbursements to be made by Giant Eagle with respect to the tax bills for 2010 which Seller paid or for which it granted a credit to Purchaser in accordance with the terms set forth above and Purchaser shall seek collection from Giant Eagle of its portion of such tax bill as provided under the Giant Eagle Lease.

5.5. Hong Kong Buffet and Humana Escrow. To the extent that the Hong Kong Buffet and Humana Lease Condition has not been satisfied as of Closing, the parties shall executed and deliver an escrow agreement with the Title Company, acting as escrow agent, as called for under Section 3.7 above and Seller shall make the deposit called for thereunder. To the extent tenant Humana shall not be obligated to commence (and shall not have commenced) payment of rent and all other charges due under its Lease as of Closing, Purchaser shall be entitled to a credit against the Purchase Price at Closing equal to all rent and other charges that would have been due under the Humana Lease from Closing until the date Humana is obligated to commence such payment, as if Humana had, in fact, been obligated to have commenced payment of rent and other charges due under its Lease as of Closing.

6.	REPRESENTATIONS AND WARRANTIES

Seller represents and warrants as follows, and shall indemnify Purchaser against any liability and expense, including attorneys’ fees, incurred by Purchaser due to any breach of the same:

6.1 Contracts. The Contracts are the only agreements, contracts, and/or understandings relating to the operation and maintenance of the Property and Seller has not contracted for any services or employment and has made no commitments or obligations therefor which will bind Purchaser as a successor in interest with respect to the Property and all of the Contracts are terminable by Seller prior to Closing.

6.2 Rent Roll. The Rent Roll is a true and correct list of all of the Leases presently in force and affecting the Property and, to the best of Seller’s knowledge, truly and accurately sets forth the rental, the term (with option periods), the commencement date, the expiration date, the gross area leased of each of the Leases and reimbursable tax, expense and insurance pass through details.

6.3 Concessions and Commissions. To the best of Seller’s knowledge (i) none of the tenants of the Property are entitled to any concessions, rebates, allowances, or free rent for any period after the Closing except as may be provided expressly in the tenant Leases, and (ii) none of the Leases or other instrument that will be assigned to Purchaser at Closing provide for commissions payable by the owner of the Property that have not yet been paid by Seller.

6.4 Leases. To the best of Seller’s knowledge (i) the Leases delivered to Purchaser by Seller with Seller’s Documents (or prior thereto) are all of the lease documents and/or occupancy agreements with respect to the Property, (ii) are true, accurate and complete copies of the Leases, and (iii)

there are no oral understandings or side agreements with any tenant of the Property that has not been reduced to a writing and which is not set forth among the Leases.

6.5 Violation Notices. To the best of Seller’s knowledge, Seller has not received any notice and has no knowledge of or information as to (i) any violation by Seller of any laws, zoning ordinances or building rules or regulations affecting the Property, or (ii) any existing or threatened condemnation or other legal action of any kind involving the Property.

6.6 Current Licenses. To the best of Seller’s knowledge (i) Seller presently has, and on the Closing date, will have all current licenses (including final certificates of occupancy) to operate the Property as a shopping center required by all governmental authorities asserting jurisdiction over the Property, and (ii) such licenses are and, on the Closing date, will be in good standing, free from violations and freely transferable to Purchaser to the extent permitted by law.

6.7 Compliance with Laws. To the best of Seller’s knowledge: (i) the buildings, structures and improvements on the Property were not constructed pursuant to any special exception to or variance from applicable zoning and building laws; (ii) the parking servicing the Property (all of which is located upon the Property) complies with the requirements of all Leases and with all applicable statutes, ordinances, rules and regulations; and (iii) all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Property as a shopping center have been obtained and all improvements are in conformity with all applicable governmental and other legal requirements including health, fire and building codes and the Americans with Disabilities Act.

6.8 Environmental Matters. To the best of Seller’s knowledge, except as may be set forth in that certain Phase I Environmental Site Assessment of Snow View Plaza prepared by ATC Associates, Inc. on November 11, 2009 provided Purchaser as part of Seller’s Documents: (i) the Property is not now and have not ever been used for the purpose of disposal of, refining, generating, manufacturing, producing, storing, handling, treating, transferring, releasing, processing or transporting any petroleum, petroleum derived products and/or hazardous waste or hazardous substance and/or toxic waste or toxic substance, as such terms are defined in the Resource Conservation and Recovery Act of 1976, 42 USC 6901 et seq., as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 USC 9601 et seq., or the Superfund Amendments and Reauthorization Act, Public Law 99-499, as amended, or any other applicable federal, state or local environmental law, regulation, code or ordinance; (ii) there are no pollutants, contaminants or hazardous or toxic wastes, substances or materials present (except those which occur solely due to their natural presence in the Property) in, on or under the Property; (iii) the Property does not contain any underground storage tanks in, on or under the surface of any portion thereof and the Property has never contained any such tanks; and (iv) the Property is free from all asbestos, petroleum, petroleum derived products and other hazardous materials in excess of lawful limits.

6.9 Employees. Seller has no employees at the Property and is not a party to any collective bargaining agreement, and neither Seller nor any of its affiliates (as described in Section 414(b), (c) and (m) of the Internal Revenue Code) has incurred any liability which could subject Purchaser or any asset to be acquired by Purchaser pursuant to this Agreement to any lien or material liability under Sections 302(f), 4062, 4063, 4064, 4201 or 4301(b) of the Employee Retirement Income Security Act of 1974, as amended, or Section 401(a) (29) or 412 of the Internal Revenue Code.

6.10 Authority. Seller is the sole owner of the Property and has the right to execute this Agreement and to sell the Property without obtaining the consent, approval, release, or signature of any other party. The signatories hereto on behalf of Seller have been duly authorized to execute and deliver this Agreement and to bind Seller hereto. Seller has full power to consummate the transaction described in this Agreement, the execution and delivery of this Agreement by Seller and the consummation by Seller of the transaction described herein has been duly and validly authorized by all necessary action and the observance of all required formalities on the part of Seller such that this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation by Seller of the transaction contemplated hereby will (i) conflict with or result in a breach of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which it or the Property is bound, or (ii) violate any order, injunction, decree, statute, rule or regulation applicable to Seller or the Property

6.11 Occupancy. To the best of Seller’s knowledge, the Major Tenant does not intend to cease operations from the Property or to file for bankruptcy protection from its creditors. To the extent the Property is located adjacent to another retail development, Seller has no knowledge that any so-called “shadow anchor” (i.e., major occupants of property adjoining the Property) of the Property intends to cease operations from its premises or that it intends to file for bankruptcy protection from its creditors. To the extent Seller obtains such knowledge during the term of this Agreement prior to Closing, Seller shall promptly inform Purchaser of the same, failing of which, the same shall be deemed a breach of the foregoing representations and warranties and a default under this Agreement as a result of such non-disclosure.

6.12 Patriot Act. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated hereby, directly or indirectly, on behalf of, or instigating or facilitating the same, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in such transaction, directly or indirectly, in violation of any Laws relating to drug trafficking, money laundering or predicate crimes to money laundering. The investment of direct or indirect equity owners in Seller is not prohibited by applicable law and neither the transaction contemplated hereby nor this Agreement is or will be in violation of applicable law. Seller has and will continue to implement procedures, and has consistently and will continue consistently to apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

6.13 Knowledge. Whenever a representation or warranty is made in this Agreement on the basis of Seller’s actual knowledge or to the best of Seller’s actual knowledge or to the best of Seller’s knowledge or to the best knowledge of Seller, such representation or warranty is made with the exclusion of any facts disclosed to or otherwise actually known by Purchaser on or prior to the applicable date of such representation or warranty, and is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, knowledge on the date such representation or warranty is made, without independent or further inquiry or investigation, of Bob Sutton, Member of Seller and Chief Investment Officer and Executive Vice President of Equity Investment Group, Inc, the management company of Seller.

6.14 Hong Kong Buffet. Tenant Hong Kong Buffet has opened for business from its premises at the Property and commenced the payment of rent and other charges under its Lease.

7.	NO ASSUMPTION OF LIABILITIES

The parties acknowledge that the purchase and sale of the Property involves only the purchase and sale of the Property and that Seller is not selling a business nor do the parties intend that Purchaser be deemed a successor of Seller with respect to any liabilities of Seller to any third parties other than the tenants under the Leases. Accordingly, Purchaser shall neither assume nor be liable for the Seller Debts or any of the debts, liabilities, taxes or obligations of, or claims against any other person or entity, of any kind or nature, whether existing now, upon Closing or at any time thereafter, which shall be solely those of Seller.

8.	DEFAULT

8.1. If Purchaser defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Purchaser, provided that Seller is not then in default first hereunder (and such default was not cured by Seller), Seller’s sole and exclusive remedy shall be to terminate this Agreement, in which event (i) this Agreement shall terminate and be of no further force or effect, and (ii) the Deposit shall be delivered to Seller as liquidated damages. However, Seller may not enforce such remedy against Purchaser (a) if Seller was first in default under this Agreement (and such default was not cured by Seller), or (b) unless Purchaser fails to cure such default within 10 days after receipt of written notice from Seller specifying that Purchaser is in default provided that no cure period shall be granted for a failure to close on the Closing Date.

8.2. If Seller defaults in the performance of any of its obligations and/or covenants hereunder for in excess of 10 days after written notice thereof to Seller, provided that Purchaser is not then in default hereunder, Purchaser’s remedy on account thereof shall be either (i) the termination of this Agreement upon written notice thereof to Seller, in which case the Deposit shall be promptly refunded to Purchaser and neither party shall thereafter have any further liability or obligation hereunder except pursuant to Section 3.3 hereof or as otherwise expressly set forth herein, or (ii) Purchaser may seek the specific performance of Seller’s obligations under this Agreement from a court of competent jurisdiction. To the extent any such default involves a material default of any of Seller’s covenants set forth in Sections 4.1 and 4.2 hereof and/or a default of such a nature that Purchaser shall be precluded from obtaining specific performance (e.g., Seller conveys the Property to a bona fide third party who takes without knowledge of this Agreement), then, in the event of termination of this Agreement by Purchaser, in addition to the return of the Deposit to Purchaser, Seller shall, within two business days thereafter, pay to Purchaser, as liquidated damages and not as a penalty, an amount equal to all actual and reasonable third party out of pocket costs and expenses incurred by Purchaser in connection with the transaction contemplated hereby.

9.	CASUALTY

If any improvements on the Property are damaged or destroyed by fire, storm or other casualty on or before Closing to such an extent that either (i) a Material Adverse Change occurs, or (ii) the reasonably estimated cost to repair the same shall exceed $200,000, then, anything herein contained to the contrary, Purchaser may terminate this Agreement within 15 days after receiving notice of such damage, destruction, casualty or Material Adverse Change, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder.

If any improvements on the Property are damaged but such damage does not, pursuant to this paragraph, give Purchaser the right to terminate this Agreement, or if Purchaser has the right to terminate but elects not to do so, then, at Closing, Purchaser shall be entitled to receive an absolute assignment from

Seller of Seller’s interest in the proceeds of any insurance on the Property (including any rent loss insurance allocable to the period from and after Closing) and Seller shall pay to Purchaser the amount of any deductible.

10.	CONDEMNATION

If notice of any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any part of the buildings located upon the Property, and/or any action, suit or proceeding shall be given prior to Closing for the purpose of condemning any portion of the parking areas of the Property which shall give rise to a termination right in any tenant under its Lease (which termination right shall not have been expressly waived by such tenant or deemed waived in accordance with the terms of its Lease), and/or in the event that the primary vehicular access point (located at the traffic light on the northeast corner of the Shopping Center on Snow Road) shall be impeded in any material way either through the condemnation (or the tendering of a deed in lieu thereof) of any such access points, then Purchaser may terminate this Agreement within 15 days after receiving notice of Seller’s receipt of such notice of any such action, suit or proceeding, upon notice to Seller, in which event (i) this Agreement shall terminate and be of no further force or effect, (ii) the Deposit shall be returned to Purchaser, and (iii) neither party shall have any further liability or obligation hereunder; but if Purchaser does not elect to terminate this Agreement, then in the event of Closing, the proceeds of such condemnation shall be assigned and shall belong to Purchaser.

11.	BROKER

Each party represents and warrants to the other that they have not dealt with a real estate broker or finder in connection with the purchase and sale of the Property, other than Broker. In the event of Closing, Seller shall pay Broker a commission pursuant to a separate written agreement between Seller and Broker. Broker shall not disclose the Purchase Price paid hereunder to any third party, including any multi-list. Purchaser shall indemnify Seller against any liability for brokerage commissions, finders’ fees or the like (collectively, “Commissions”) arising from the purchase of the Property that may be claimed by any party alleging to have been retained or utilized by Purchaser, with the exception of Commissions payable to Broker. Seller shall indemnify Purchaser against any liability for Commissions arising in connection with the sale of the Property which may be claimed by any party alleging to have been retained or utilized by Seller, including Commissions owing by Seller to Broker.

12.	NOTICES

Notices shall be deemed given hereunder upon personal delivery, two (2) days after depositing any such notice with postage prepaid in a United States mailbox if sent via certified mail, return receipt requested, one (1) day after depositing any such notice in the custody of a nationally recognized overnight delivery service or upon telecopy or electronic mail if a copy thereof is simultaneously sent via one of the other methods of delivery. Notices may be given by and/or to counsel for the parties. Notices shall be deemed properly addressed if sent to the following addresses:

If to Seller:	Mr. Robert L. Sutton Equity Investment Group 111 E. Wayne Street, Suite 500 Fort Wayne, IN 46802 Fax: (260) 424-3615 email: bsutton@eigfw.com

With a copy to (sent simultaneously via the same method of delivery):

Anthony M. Zirille, Esq.

Equity Investment Group

111 E. Wayne Street, Suite 500

Fort Wayne, IN 46802

Fax: (260) 424-3615

email: azirille@eigfw.com

Patrick M. Scheiderer. Esq.

Baker & Daniels

111 E. Wayne Street, Suite 800

Fort Wayne, IN 46802

Fax: (260) 460-1700

email: patrick.scheiderer@bakerd.com

If to Purchaser:	Mr. John Bessey Vivian Knight, Esq. Phillips Edison Group LLC 11501 Northlake Drive Cincinnati, Ohio 45249 Fax: (513) 956-5660 email: jbessey@phillipsedison.com and vknight@phillipsedison.com

With a copy to (sent simultaneously via the same method of delivery):	J. Adam Rothstein, Esq. Honigman Miller Schwartz and Cohn LLP 38500 Woodward Avenue, Suite 100 Bloomfield Hills, Michigan 48304-5048 Fax: (248) 566-8479 email: jrothstein@honigman.com

13.	1031 EXCHANGE

In the event that either party shall be using the transaction contemplated hereby as part of an exchange of like kind property pursuant to Section 1031 of the Internal Revenue Code, the other party shall cooperate in connection therewith by executing and delivering such documents and instruments as may be reasonably required in order to accomplish any such like kind exchange, provided that, the party so cooperating shall not be required to bear any costs or expenses or take on any liability in connection therewith and the party effecting such exchange shall pay the costs and expenses, including legal fees and costs, of the cooperating party incurred in connection with such cooperation same not to exceed $500.00 in any event.

14.	MISCELLANEOUS

14.1. Amendment. This Agreement cannot be modified except by a written instrument signed by the parties.

14.2. Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective heirs, personal representatives, successors, assigns and transferees. Purchaser shall have the express right to assign its interest in this Agreement to any entity owned or controlled, in whole or in part, directly or indirectly, by the principals of Purchaser. Purchaser shall supply Seller with reasonable advance notice of any such assignment and, notwithstanding any such assignment, Purchaser shall remain obligated to fulfill, or to cause to be fulfilled, all of its liabilities and obligations hereunder. This Agreement confers no rights or remedies on any third party other than Broker.

14.3. Consents and Approvals. If an action by any party requires the consent or approval of another party, that consent or approval shall be given, if at all, in writing, and any consent or approval given in one instance shall not be deemed a consent or approval in any other instance.

14.4. Construction. Any list of examples set forth in this Agreement shall be deemed to be illustrative, not exhaustive, unless explicitly specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. The use of the neuter singular pronoun to refer to any party shall be a proper reference even though that party may be an individual, a business entity, or a group of two or more individuals or business entities. All attachments referenced within the Agreement shall be deemed incorporated in the Agreement by such reference.

14.5. Counterparts. This Agreement may be signed in one or more counterparts, which together shall constitute one and the same instrument. Signatures shall be binding on the signer when delivered, regardless of whether delivery is in hard copy or by electronic means.

14.6. Entire Agreement. This Agreement and the exhibits attached hereto sets forth fully and completely the agreement between the parties in connection with this transaction, there are no written or oral agreements between the parties relating to this transaction that are not expressly set forth herein and this Agreement supersedes all prior oral or written agreements relating to this transaction.

14.7. Equal Participation. Seller and Purchaser have participated equally in the preparation of this Agreement, and, therefore, this Agreement shall not be construed in favor of or against any party to this Agreement.

14.8. Extension for Non-Business Days. To the extent a time period set forth in this Agreement expires on a Saturday, Sunday or State or Federal holiday, then such time period shall expire on the next day which is not a Saturday, Sunday or State or Federal holiday.

14.9. Governing Law. This Agreement shall be governed and construed in accordance with the substantive and procedural laws of the State in which the Property is located without regard to conflict of law principles.

14.10. Headings. The titles and headings in this Agreement are provided as a matter of convenience only and shall not be understood to define, limit, construe, or describe the scope or intent of any provision of this Agreement.

14.11. Indemnification. Seller indemnifies, agrees to defend, and holds harmless Purchaser from all loss, cost, liability, damage and expense, including attorneys’ fees, incurred by Purchaser as a result of a breach of any of the warranties and representations made by Seller in this Agreement; provided that Seller shall not be liable for consequential or speculative damages resulting therefrom.

14.12. Legal Fees. In the event of any litigation relating to this Agreement, the prevailing party shall be entitled to recover from the losing party its actual costs and expenses of the litigation, including reasonable attorneys’ fees.

14.13. Severability. If any provisions of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect.

14.14. Waivers. A waiver by any party of a performance obligation or default under any provision of this Agreement shall not be deemed (i) a waiver of a further obligation or default under the same provision or (ii) a waiver of an obligation or default under any other provision.

14.15. Books and Records. Purchaser has advised Seller that Purchaser may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Property for up to three (3) fiscal years prior to Closing and any interim period during the fiscal year in which the Closing occurs (the “Financial Information”). Following the Closing, Seller agrees to use its commercially reasonably efforts to cooperate with Purchaser and its representatives and agents in the preparation of the Financial Information; provided, however, Seller shall not be required to incur any out of pocket expenses or costs unless Purchaser reimburses Seller for the same. Seller shall maintain and allow access to, during normal business hours, such books and records of Seller and Seller’s manager of the Property reasonably related to the Property. Further, so long as the persons in charge of management of the Property at the time of Closing remains in the employ of Seller or an affiliate of Seller, Seller will make such persons available for interview. Notwithstanding the foregoing, Seller shall not be required to provide any information concerning (a) Seller’s capital structure or debt, (b) Seller’s financial analyses or projections, investment analyses, account summaries or other documents prepared solely for Seller’s internal purposes and not directly related to the operation of the Property, (c) Seller’s tax returns or (d) financial statements of Seller or any affiliate of Seller (other than Property-level financial statements). Purchaser acknowledges Purchaser may not use the results of its review under this Section 15.15 to pursue any claim against Seller under the terms of this Agreement, unless the basis of the claim was discovered by Purchaser or its representatives or agents independently of any such review.

14.16. Further Covenant. Seller shall advise Purchaser as soon as reasonably practical of any knowledge Seller has or comes into(and Purchaser agrees to advise Seller of any such information of which it becomes aware) with respect to a material and adverse change to the Property prior to Closing, including, but not limited to, one or more tenants ceasing operations from the Property and/or terminating their Leases, one or more major occupants of property adjoining the Property (i.e., so-called “shadow anchors”) ceasing operations from their respective premises, etc., failing of which, the same shall be deemed a breach of a warranty and representation without the ability in Seller to cure the same and thereafter, Purchaser shall have the right, upon notice thereof to Seller on or prior to Closing, to terminate this Agreement and thereupon to receive an immediate refund of the Deposit and neither party shall thereafter have any further liability or obligation hereunder except for such liabilities and obligations that are expressly stated herein to survive termination of this Agreement.

14.17. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER, AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS.” PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER WITH RESPECT TO THE

PROPERTY EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. PURCHASER WILL CONDUCT SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS. PURCHASER, UPON CLOSING, HEREBY WAIVES, RELINQUISHES AND RELEASES SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT [I.E., NEGLIGENCE AND STRICT LIABILITY]), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) (COLLECTIVELY, “CLAIMS”) OF ANY KIND AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL AND ENVIRONMENTAL CONDITIONS, THE VIOLATION OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER MATTERS REGARDING THE PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE DEEMED TO RELEASE SELLER FROM ANY CLAIMS ARISING FROM SELLER’S BREACH OR DEFAULT OF ANY PROVISION HEREOF, INCLUDING, WITHOUT LIMITATION, THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY SET FORTH HEREIN.

[Balance of Page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

By:	/s/ Michael C. Phillips
Name:	Michael C. Phillips
Its:	President and CEO
“Purchaser”

EIG SNOW VIEW PLAZA, LLC

By:	/s/ Robert L. Sutton
	Name:	Robert L. Sutton
	Its:	Chief Investment Officer
“Seller”

Exhibit List:

A	-	Legal Description of Property
B	-	Contracts
C	-	Personal Property
D	-	Rent Roll
E	-	Seller’s Documents
F	-	Tenant Estoppel Certificate and SNDA Form

Signatures

RECEIPT

The undersigned received one fully executed copy of this Agreement as of August 26, 2010.

PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

		By:	/s/ Michael C. Phillips
		Name:	Michael C. Phillips
		Its:	President and CEO

Receipt and Deposit Acknowledgement

DEPOSIT ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of the Deposit and agrees to hold the same pursuant to terms of the Agreement. The liability of the undersigned is limited by the terms and conditions expressly set forth herein and by the laws of the state in which the Property is located and in no event shall the liability of the undersigned exceed the amount of the Deposit. The undersigned shall have no liability whatsoever on account of or occasioned by any failure or negligence on the part of any bank, savings and loan or other savings institution wherein the Deposit are deposited, provided, however, that such institution is, at the time of deposit of the Deposit, federally insured. In the event of litigation affecting the duties of the undersigned as escrow agent relating to this Agreement and the Deposit, Seller and Purchaser, jointly and severally, shall reimburse the undersigned for all expenses incurred by the undersigned, including reasonable attorneys’ fees, unless such litigation results from or is caused by the gross negligence or misfeasance of the undersigned. In the event of any dispute between Seller and Purchaser pertaining to the Deposit, the undersigned may commence an interpleader action and deposit the Deposit with a court of competent jurisdiction and in such event, the undersigned shall be relieved of all further obligation and liability.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ William I. Weinheimer
	Name:	William I. Weinheimer
	Its:	Escrow Officer

Address:

Two Gateway Center 603 Stanwix Street, Suite 1900 Pittsburgh, PA 15222

Dated: August 31, 2010

EXHIBIT A

Legal Description

Situated in the City of Parma, County of Cuyahoga and State of Ohio, and known as being part of Original Parma Township Lot No. 9, Blake Tract, bounded and described as follows:

Beginning at a 3/4” iron pin found in the center line of Snow Road, 80 feet wide, at the Northwest corner of said Original Lot No. 9; thence North 89 deg. 01’ 11” East along the Northerly line of said Lot No. 9 and along the center line of Snow Road and its Easterly prolongation a distance of 480 feet to the Northerly corner of land conveyed to the Cuyahoga County Public Library by Deed recorded in Volume 89-4224, Page 57 of Cuyahoga County Records, and the principal place of beginning of the premises herein described;

Course 1: thence North 89 deg. 01’ 11” East continuing along the Northerly line of said Lot No. 9, a distance of 627.95 feet to a point;

Course 2: thence South 1 deg. 00’ 09” East passing through 5/8” iron pin set 16.61 feet, being the Southerly line of Snow Road, 80 feet wide at 69.57 feet, and at 488.65 feet respectively, a total distance of 680.88 feet to a 5/8” iron pin set;

Course 3: thence South 88 deg. 59’ 51” West a distance of 10 feet to a 5/8” iron pin set;

Course 4: thence South 1 deg. 00’ 09” East a distance of 120 feet to a 5/8” iron pin set;

Course 5: thence North 88 deg. 59’ 51” East a distance of 10 feet to a 5/8” iron pin set;

Course 6: thence South 1 deg. 00’ 09” East a distance of 200 feet to a 5/8” iron pin set in the Northerly line of lands conveyed to Loretta Burda, et al, by Deed recorded in Volume 15608, Page 577 of Cuyahoga County Records;

Course 7: thence South 89 deg. 01’ 47” West a distance of 627.95 feet to the Easterly line of lands conveyed to the Cuyahoga County Public Library as aforesaid;

Course 8: thence North 1 deg. 00’ 09” West passing through a 5/8” iron pin at 0.17 feet, a total distance of 1000.77 feet to the place of beginning.

The above described parcel of land being further known as Parcel “A” in Lot Split for the Byzantine Catholic Diocese of Parma of part of Original Parma Township Lot No. 9, Blake Tract, as shown by the recorded plat in Volume 268 of maps, Page 92 of Cuyahoga County Records.

Exhibit A

EXHIBIT B

Contracts

Vendor	Services	Expiration Date
Shopping Center Maintenance Company, Inc. 1441 Lowell Street Elyria, Ohio 44035-4866 (440) 322-2628	Parking lot sweeping	12/10/2010

State Alarm Systems, Inc. 5956 Market Street Youngstown, Ohio 44512 (888) 726-8111	Central station monitoring	02/08/13 (Contract will be void upon sale of property)

Republic Services c/o Allied Waste Services P.O. Box 9001099 Louisville, Kentucky 40290-1099 (256) 237-7219	Trash removal	01/18/11

Nelson Contracting, Inc. P.O. Box 470033 Broadview Heights, Ohio 44147 (440) 526-3257	Grounds maintenance and snow removal	12/31/10

Exhibit B

EXHIBIT C

Personal Property

None.

Exhibit C

EXHIBIT D

Rent Roll

See Attached.

Exhibit D

EXHIBIT E

Seller’s Documents

1.	Leases, Amendments, Assignments, Addendums and Letter Agreements for all tenants

2.	Owner’s Title Insurance Policy & underlying title exceptions noted in the policy

3.	All Environmental site assessment and other reports in Seller’s possession or control including, but not limited to, Phase I, Phase II, No Further Action Letters and the like, geotechnical reports and the like, and all Environmental correspondence

4.	Real Estate Bills and Appeals - 3 year historical

5.	Operating Budget - Current year

6.	Operating Statements - YTD and 5 year historical

7.	CAM, Real Estate Tax and Insurance Reconciliations - 3 year historical

8.	Tenant Delinquency Report - Current and previous 3 calendar years

9.	Schedule of Pending Leases; LOI’s Under Negotiation; Leases Out for Signature

10.	ALTA As-Built Survey

Exhibit E	Page 1

EXHIBIT F

Form of Estoppel

To:	Phillips Edison Group LLC, and its successors and assigns
11501 Northlake Drive
Cincinnati, OH 45249

Bank of America, N.A., successor by merger to LaSalle Bank National Association, on behalf of itself and as Agent for the benefit of the Lenders (i.e., Wells Fargo Bank, N.A, The Huntington National Bank, RBS Citizens, N.A., Union Bank of California, N.A., and JPMorgan Chase Bank, N.A. )
135 South LaSalle Street
Mail Code IL4-135-10-63
Chicago, IL 60603

Attention:	Relationship Administration
Commercial Real Estate Banking

Re:	Lease Pertaining to Snow View Plaza Shopping Center, Parma, Ohio

1. The undersigned, as tenant (“Tenant”) of approximately          square feet of space (the “Premises”) under that certain lease dated                     ,         , as amended by amendments dated                     ,          (as amended, the “Lease”) made with                                  (“Landlord”), covering space in Snow View Plaza Shopping Center (the “Building”) in Parma, County of Cuyahoga, Ohio, hereby certifies as follows:

(a) That attached hereto as Exhibit “A” is a true, correct and complete copy of the Lease;

(b) That the Lease is in full force and effect and has not been modified, supplemented or amended in any way except as set forth in Exhibit “A.” The interest of the undersigned in the Lease has not been assigned or encumbered;

(c) That the Lease represents the entire agreement between the parties as to said leasing, and that there are no other agreements, written or oral, which affect the occupancy of the Premises by the undersigned;

(d) That all insurance required of the undersigned under the Lease has been provided by the undersigned and all premiums have been paid;

(e) That the commencement date of the term of the Lease was                     ,         ;

(f) That the expiration date of the term of the Lease is                     ,         , including any presently exercised option or renewal term, and that the undersigned has no rights to renew, extend or cancel the Lease or to lease additional space in the Premises or the Building, except as expressly set forth in the Lease;

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(g) That in addition to the Premises, the undersigned has the exclusive right to use or rent              parking spaces in or near the Building during the term of the Lease;

(h) That the undersigned has no option or preferential right to purchase all or any part of the Premises (or the land or Building of which the Premises are a part), and has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease (except as specified in                 , a copy of which is attached hereto);

(i) That all conditions of the Lease to be performed by Landlord and necessary to the enforceability of the Lease have been satisfied. On this date there are no existing defenses, offsets, claims or credits which the undersigned has against the enforcement of the Lease except for prepaid rent through                  (not to exceed one month);

(j) That all contributions required by the Lease to be paid by Landlord to date for improvements to the Premises have been paid in full. All improvements or work required under the Lease to be made by Landlord to date, if any, have been completed to the satisfaction of the undersigned. Charges for all labor and materials used or furnished in connection with improvements and/or alterations made for the account of the undersigned in the Building have been paid in full. The undersigned has accepted the Premises, subject to no conditions other than those set forth in the Lease. The undersigned has entered into occupancy of the Premises;

(k) That the annual minimum rent currently payable under the Lease is $                 and such rent has been paid through                         ;

(l) That the annual percentage rent currently payable under the Lease is at the rate of                      and such rent has been paid through                         ; (in the alternative, insert: :That annual percentage rent is not applicable”)

(m) That additional rent is payable under the lease for (choose applicable items)

_____	Operating, insurance, maintenance or repair expenses
_____	Property Taxes
_____	Consumer price index cost of living adjustments
_____	Percentage of gross sales adjustments (i.e. adjustments made based on underpayments of percentage rent).

If applicable, the base year amount for the above items is (if none, insert “N/A”):

_____	Operating, insurance, maintenance or repair expenses
_____	Property Taxes
_____	Consumer price index cost of living adjustments (indicate base year)
_____	Percentage of gross sales adjustments (i.e. adjustments made based on underpayments of percentage rent).

(n) That the undersigned has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (except as expressly set forth in                                     , a copy of which is attached hereto). No rents have been prepaid more than one (1) month in advance and full rental, including basic minimum rent, if any, has commenced to accrue;

(o) That there are no defaults by the undersigned or Landlord under the Lease, and no event has occurred or situation exists that would, with the passage of time, constitute a default under the Lease;

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(p) That the undersigned has paid to Landlord a security deposit in the amount of $            ;

(q) That the undersigned has all governmental permits, licenses and consents required for the activities and operations being conducted or to be conducted by it in or around the Building; and

(r) That as of this date there are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the Lease under the bankruptcy or insolvency laws of the United States or any state thereof.

2. The undersigned represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Material on, under, in or about the Building or the land on which the Building is located, other than in the ordinary and commercially reasonable course of the business of the undersigned in compliance with all applicable laws. Except for any such legal and commercially reasonable use by the undersigned, the undersigned has no actual knowledge that any Hazardous Material is present or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land. As used herein, “Hazardous Material” means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being “toxic” or “hazardous” or a “pollutant” or which is similarly designated, classified or regulated under any federal, state or local law or ordinance.

3. The undersigned acknowledges the right of Phillips Edison Group LLC and its successors and assigns (collectively, “Phillips Edison”) to rely upon the certifications and agreements in this Certificate in acquiring the Property. The undersigned further acknowledges the right of Lender to rely upon the certifications and agreements in this Certificate in making a loan to Phillips Edison.

4. This Tenant Estoppel Certificate may be executed in any number of separate counterparts, each of which shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

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SIGNATURE PAGE OF TENANT TO TENANT ESTOPPEL CERTIFICATE

EXECUTED this              day of                     ,         .

TENANT:

____________________________________,
a __________________________________

By: _________________________________

Name: _______________________________

Title: ________________________________

SIGNATURE PAGE OF GUARANTOR TO ACKNOWLEDGEMENT OF TENANT ESTOPPEL

CERTIFICATE

Acknowledgment of Guarantor

The undersigned guarantor of the Tenant’s obligations under the Lease pursuant to that certain Guaranty dated                     ,          (“Guaranty”), hereby certifies to Phillips Edison and to Lender that it has no defenses, claims or offsets to enforcement of the Guaranty against the undersigned.

EXECUTED this              day of                     , 2010.

GUARANTOR:

___________________________________,
a _________________________________

By: ________________________________

Name: ______________________________

Title: _______________________________

SIGNATURE PAGE OF PHILLIPS EDISON TO TENANT ESTOPPEL CERTIFICATE

Phillips Edison Group LLC, from and after its closing on its acquisition of the Property, as landlord under the Lease and mortgagor or grantor under the security instrument (“Security Instrument”) to be granted to Lender in connection with such closing, hereby acknowledges and agrees for itself and its heirs, successors and assigns, that in the event of a default under the Security Instrument and/or assignment of leases, Tenant may pay all rent and all other sums due under the Lease to Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Agent for the benefit of the Lenders (defined in the Security Instrument) or to such person or entity to whom Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Agent for the benefit of the Lenders (defined in the Security Instrument) (or subsequent holder of the Security Instrument) may assign the Security Instrument or as directed by them, without incurring any obligation or liability to Phillips Edison Group LLC as provided in this Tenant Estoppel Certificate, the Security Instrument or any other document signed by Phillips Edison Group LLC.

PHILLIPS EDISON GROUP LLC,
an Ohio limited liability company

By:	PHILLIPS EDISON LIMITED PARTNERSHIP,
a Delaware limited partnership,
Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC.,
a Maryland corporation,
General Partner

By: _________________________
Name: ______________________
Its: _________________________

[INSERT APPROPRIATE NOTARY / ACKNOWLEDGMENT]

Exhibit “A”

The Lease (and any amendments thereto)

Exhibit F	Page 8